                                                                    EXHIBIT 12

COMPUTATION OF DEFICIENCY OF COMBINED EARNINGS TO COMBINED FIXED CHARGES

The following computations of the deficiency of combined earnings to combined fixed charges has been based upon the audited Financial Statements of Airplanes Limited and Airplanes U.S. Trust for the five year period ended March 31, 2003.

                                                        YEAR ENDED MARCH 31,
                                                  ------------------------------------------
                                                   1999     2000     2001     2002     2003
                                                  ------   ------   ------   ------   ------
                                                                 ($ MILLIONS)
Operating loss before income tax ...........       (193)    (250)    (353)   (761)     (700)
    Add: interest expense ..................        442      481      550     616       728
Earnings....................................        249      231      197    (145)       28
Fixed charges:
    Interest expense .......................        442      481      550     616       728
Deficiency of earnings to interest expense .       (193)    (250)    (353)   (761)     (700)